Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”) is made and entered into as of March 31, 2015 (the “Effective Date”), by and between WILLIAM HEDDEN, as Trustee of the William H. Hedden and Sandra L. Hedden Trust, STEPHEN C. KIRCHER as Trustee of the Kircher Family Irrevocable Trust dated December 29, 2004 and STEVEN KAY (collectively, “Seller”), and SOLAR POWER, INC., a California corporation (“Buyer”).

RECITALS

A.     Seller owns, beneficially and of record, one hundred percent (100%) of the outstanding membership interests (“Membership Interests”) of HEK PARTNERS, LLC, a California liability company (the “Acquired Company”);

B.     Acquired Company owns beneficially and of record, one hundred percent (100%) of the outstanding membership interest of Solar Tax Partners 1, LLC, a California limited liability company (“STP1”) and one hundred percent (100%) of the outstanding membership interest of Solar Tax Partners 2, LLC, a California limited liability company (“STP2” and collectively with STP1, the “Project Entities”).

C.     STP 1 owns certain rights and interests comprising an approximately 3.6 MW (DC Watts) photovoltaic solar power project (“Aerojet 1 Project”) which is located on real property owned by Aerojet general Corporation (“Aerojet”) located in Rancho Cordova, California (“Aerojet 1 Property”) and STP 2 owns certain rights and interests comprising an approximately 2.4 MW (DC Watts) photovoltaic solar power project (“Aerojet 2 Project” and collectively with the Aerojet 1 Project, the “Projects”) which is located on real property owned by Aerojet located in Rancho Cordova, California (“Aerojet 2 Property” and together with the Aerojet 1 Property, the “Properties”); and

D.     Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Membership Interests, all upon the terms and subject conditions set forth herein.

AGREEMENT

In consideration of the mutual premises and the covenants, conditions, representations and warranties herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1     Certain Matters of Construction. A reference to an Article, Section, Exhibit or Schedule means an Article of, a Section in, or an Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words: “without limitation”.

1.2     Certain Definitions. As used herein, the following terms shall have the following meanings:

“Acquired Company” has the meaning set forth in Recital A.

“Acquired Company Agreements” means all material agreements with respect to the Projects, including, without limitation, all power purchase agreements, easements, financing documents and operating agreements of the Project Entities.

“Assets” of any Person means all assets, properties, rights and interests of such Person of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person or that such Person has a contractual right to use.

“Books and Records” means the documents, data, correspondence and other business records of the Acquired Company or the Project Entities related to the Projects that are or have been generated or obtained by Seller, the Acquired Company or the Project Entities for the Projects or the organization or administration of the Acquired Company or the Project Entities (including all minutes, resolutions and other similar records of the Acquired Company and the Project Entities through the Closing Date).

“Capital Expenditure” means funds expended for a new asset or an improvement (as distinguished from a repair) to an existing asset that increases the value of or extends the useful life of the asset.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated or issued from time to time thereunder.

“Contract” means any agreement, lease, license (other than a Governmental Approval), evidence of indebtedness, mortgage, indenture, security agreement or other contract relating to the Projects or entered into by the Acquired Company or one of the Project Entities or by which the Acquired Company or one of the Project Entities or any of their Assets or Properties is bound.

“Due Diligence Period” means that period ending thirty (30) days after the Effective Date.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Employee Benefit Plan” means any (i) “employee welfare benefit plan” as defined in Section 3(1) of ERISA, (ii) “employee pension benefit plan” as defined in Section 3(2) of ERISA, (iii) “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (iv) employment, consulting, severance, termination, change in control or similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, bonuses, commissions, retirement benefits, life, health, disability or accident benefits (including any “voluntary employees’ beneficiary association” as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained, sponsored, contributed to or required to be contributed to, as the case may be, by the Acquired Company or any ERISA Affiliate or under which the Acquired Company may incur any liability.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with, the Acquired Company or any of the Project Entities as defined in Section 414(b), (c), (m) or (o) of the Code.

“Governmental Authority” means any federal, national, state, municipal, local, territorial, or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, and any arbitral tribunal, including the Internal Revenue Service.

“Hold LLC” means a wholly owned subsidiary of Buyer.

“Hold LLC Agreement” means the limited liability company agreement of Hold LLC, as approved by Buyer and Seller during the Due Diligence Period.

“Lien” means any lien, security interest, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, pledge, assessment, hypothecation, adverse claim, levy, charge, restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing. Seller has disclosed and “Lien” does not include the liens, security interests, and encumbrances on the Project Entities, Projects and Properties under the financing documents with East West Bank with respect to the Projects.

“Material Adverse Effect” means any change, effect, event or occurrence that is materially adverse or unfavorable to the business, Assets, properties, results of operation, condition or prospects of Acquired Company, the Project Entities or the Projects other than any economic, political or industry condition or effect that affects the economy in general or affects the solar electric industry on an industry-wide basis.

“Operating Agreement” means the Operating Agreement of Acquired Company.

“Person” means any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

“Proceeding” means any charge, complaint, demand, lawsuit, action, arbitration, hearing, order, judgment, settlement, decree or other proceeding or investigation.

“Transaction Documents” means the Hold LLC Agreement and the Assignment attached as Exhibit A.

ARTICLE 2

PURCHASE AND SALE

2.1     Sale and Purchase of Membership Interests. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller agrees to sell, transfer, grant, bargain, convey and deliver to Buyer free and clear of all Liens, and Buyer agrees to purchase from Seller, all right, title and interest of Seller in and to the Membership Interests.

2.2     Purchase Mechanism. In consideration of the purchase and sale described above, Buyer shall issue, or cause to be issued, to Seller on the Closing Date preferred membership interests in Hold LLC which shall have the rights and obligations set forth in the Hold LLC Agreement. The terms and conditions of the Hold LLC Agreement shall be negotiated and agreed to between Buyer and Seller during the Due Diligence Period.

ARTICLE 3

CLOSING

3.1     Closing. The closing of the purchase and sale of the Membership Interests contemplated by this Agreement (“Closing”) shall occur on or before five (5) business days after the expiration of the Due Diligence Period, at the offices of Solar Power, Inc., 201 California Street, Suite 1250, San Francisco, California 94111, or at such other time and place as may be agreed upon in writing by the parties.

3.2     Closing Process. The Closing shall be by an electronic exchange (i.e., facsimile or electronic mail) of signatures to the Transaction Documents and other closing deliveries, with a subsequent delivery between Buyer and Seller of the original executed Transaction Documents and closing deliveries the following business day via Federal Express or other nationally recognized overnight carrier.

3.3     Closing Conditions.

(a)     Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

(i)     Buyer shall have formed Hold LLC, Buyer and Seller shall have approved the terms of the Hold LLC Agreement, and Buyer shall have made all required capital contributions under the Hold LLC Agreement.

(ii)     Buyer shall have approved its due diligence review and title review with respect to the Projects.

(iii)     Seller shall have delivered to Buyer all of the items required to be delivered to Buyer pursuant to the terms of this Agreement.

(iv)     Seller shall have performed and observed, in all material respects, all covenants and conditions of this Agreement to be performed and observed by Seller on or before the Closing Date.

(v)     All representations and warranties of Seller contained in this Agreement shall be true and correct in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

(vi)     No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Authority, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Authority, which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transaction contemplated hereby shall be in effect nor shall there be pending any action or proceeding by or before any Governmental Authority challenging the lawfulness of or seeking to prevent any of the transactions contemplated by this Agreement, the Transaction Documents or the Acquired Company Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

(vii)     All Acquired Company Agreements shall be in full force and effect and there shall not be any event of default or breach under any such agreement, or any event which with notice or the passage of time could constitute an event of default or breach under such agreement.

(b)     Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(i)     Buyer shall have formed Hold LLC, Buyer and Seller shall have approved the terms of the Hold LLC Agreement, and Buyer shall have made all required capital contributions under the Hold LLC Agreement.

(ii)     Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement.

(iii)     Buyer shall have performed and observed, in all material respects, all covenants and conditions of this Agreement to be performed and observed by Buyer as of the date of Closing.

(iv)     All representations and warranties of Buyer contained in this Agreement shall be true and correct in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

(v)     No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Authority, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Authority, which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transaction contemplated hereby shall be in effect nor shall there be pending any action or proceeding by or before any Governmental Authority challenging the lawfulness of or seeking to prevent any of the transactions contemplated by this Agreement, the Transaction Documents, or the Acquired Company Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

3.4     Conduct of the Owner Pending Closing. Except as specifically provided in this Agreement (including Section 3.5), during the period from the Effective Date hereof until the Closing Date, Seller shall cause Acquired Company and the Project Entities to conduct their operations, according to its ordinary course of business consistent with past practice and shall use commercially reasonable efforts to preserve, maintain and protect the Projects.

3.5     Pre-Closing Restrictions. Without limiting the generality of Section 3.4, prior to the Closing, Seller shall not permit the Acquired Company or the Project Entities, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, to:

(a)     Amend its articles of organization, operating agreement or other governing instruments;

(b)     (i) issue, sell, or deliver or allow the transfer of any Membership Interest or any other securities or equity equivalents or any subscriptions, options, warrants or other rights in respect of the foregoing; or (ii) amend any of the terms of any such securities outstanding as of the date hereof;

(c)     (i) split, combine, or reclassify any Membership Interest; (ii) declare, set aside or pay any dividend or other distribution (whether in stock or property or any combination thereof) in respect of outstanding equity; (iii) repurchase, redeem, or otherwise acquire any of its Membership Interest; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or any other reorganization of Acquired Company or any of the Project Entities.

(d)     (i) create, incur, guarantee, or assume any indebtedness for borrowed money for itself or any other person or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person; or (iii) mortgage or pledge any of its material Assets, tangible or intangible, or create any material Lien thereupon.

(e)     acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any Assets outside the ordinary course of business consistent with past practice;

(f)     acquire (by merger, consolidation, or acquisition of stock or Assets or otherwise) any corporation, partnership, or other business organization or division thereof or form any subsidiary;

(g)     terminate (other than in accordance with its terms), amend, modify, or change in any material respect, or to settle any material dispute in respect of, any Acquired Company Agreements, to enter into any contract that would be a material contract if in effect on the date hereof or to take any action or omit to take any action that would constitute a material breach of any Acquired Company Agreement;

(h)     (i) make or change or revoke any material tax election or tax accounting method or settle or compromise any tax liability, file any amended tax return or extend or waive the application of any statute of limitations regarding the assessment or collection of any tax, (ii) change its fiscal year, or (iii) fail to pay any taxes as such taxes become due and payable;

(i)     change in any material respect any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in GAAP;

(j)     make any Capital Expenditures that are for items other than for operations or maintenance in the ordinary course;

(k)     materially alter the amount or type of coverage insuring the Acquired Company or their Assets; or

(l)     enter into any agreement or arrangement to do anything restricted pursuant to the foregoing provisions of this Section 3.5.

3.6     Due Diligence. Buyer shall have the right During the Due Diligence Period, at its sole cost and expense, to conduct such investigations, studies and examinations with respect to the Acquired Company, Project Entities, Projects, Property, Assets and Acquired Company Agreements and such other matters as Buyer, in its sole and absolute discretion, deems appropriate, as further set forth herein. In the event that Buyer disapproves its due diligence review Buyer may terminate this agreement upon written notice to Seller. In the event that Buyer and Seller are unable to agree to the terms of the Hold LLC Agreement by the expiration of the Due Diligence Period, either Buyer or Seller may terminate this Agreement by written notice to the other party. Due Diligence issues shall include all issues which Buyer, in its sole and absolute discretion, determines to be relevant and material to its determination to purchase the Membership Interests, including, without limitation, valuation, financial, tax, regulatory, political, planning, zoning and entitlement matters, geology, environmental, economic and marketing issues, wetlands and protected species matters, and utility access with regard to the Projects.

(a)     Documents and Materials. Seller shall, within ten (10) days of the Effective Date, deliver to Buyer copies of documents and materials (collectively, “Documents and Materials”) to the extent within the possession or control of Seller, its agents or employees relating, directly or indirectly, to the Acquired Company, Project Entities or the Projects; including without limitation, the following:

(i)     Power purchase agreements, rebate agreements or applications, or other agreements regarding the purchase and sale of energy from the Projects.

(ii)     Solar renewable energy credit agreements or applications, materials or applications for the United States Treasury Department renewable energy tax credits under Sections 45 and 48 of the IRC under Section 1603 of the American Recovery and Reinvestment Act of 2009, or cash grants in lieu of such credits, and related guidance or regulations, or agreements, applications or materials in connection with other governmental or utility incentive programs;

(iii)     Documents and materials evidencing Seller’s rights to use the Properties, including any deeds, lease agreements, easement agreements, licenses, title reports;

(iv)     Documents and materials evidencing all interconnection or transmission easements and rights, rights of way, and any other use or access rights;

(v)     Documents and materials evidencing all transmission easements, rights, analyses and upgrades; and

(vi)     Project plans and specifications, building and use permits, engineering reports, commissioning reports, soils reports, and grading plans.

(b)     Right of Entry. Buyer, its consultants and authorized agents shall have the right to enter on the Properties from the Effective Date through the earlier of the Closing, or the earlier termination of this Agreement to make such tests, surveys and other studies of the real property and inspections of the Projects as Buyer deems appropriate in Buyer’s sole and absolute discretion, and the right to contact Seller's employees, agents, engineers or any other consultants and governmental officials with respect to the Projects or Properties.

(i)     Buyer shall bear the entire cost of all tests and studies performed by Buyer or at Buyer's direction.

(ii)     Buyer shall defend, indemnify and hold Seller, Acquired Company, the Project Entities and the Properties harmless from any and all costs, expenses, claims, losses, liabilities and demands on persons or property, including any injury or death to persons in or about the Properties, caused by Buyer's or its agents' exercise of the rights described above. Such indemnification includes reasonable costs and attorney's fees. Buyer shall repair any material damage to the Projects directly resulting from Buyer's entry, reasonably restoring the Properties to substantially the same condition as existed prior to Buyer's entry. Notwithstanding the foregoing, however, Buyer shall not be obligated to defend or indemnify Seller, the Acquired Company, the Project Entities and/or the Properties, nor to repair any damage to the Properties attributable in whole or part to any one or more of the following: (i) the discovery of Hazardous Materials (as defined below) on the Properties; (ii) a pre-existing latent defect in the Projects or Properties; (iii) the spread of Hazardous Materials already present in the Properties despite the use of reasonable care; or (iv) the negligent act or omissions of Seller or Seller's agents.

3.7     Closing Obligations

(a)     Deliveries by Seller. At the Closing, Seller will deliver (or will cause to be delivered) to Buyer the items described below:

(i)     a copy of the Hold LLC Agreement, in the form approved by Seller and Buyer during the Due Diligence Period, executed by Seller;

(ii)     a copy of the Assignment and Acceptance of Membership Interests substantially in the form attached hereto as Exhibit A (the “Assignment”) executed by Seller conveying to Hold LLC all right, title and interest in and to the Membership Interests;

(iii)     a Certificate of Good Standing for Acquired Company and each of the Project Entities from the California Secretary of State dated not later than ten (10) business days prior to Closing;

(iv)     true, correct and complete copies of the Acquired Company Agreements;

(v)     such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby.

(b)     Deliveries by Buyer. At the Closing, Buyer will deliver to Seller (or will cause to be delivered) to Seller the items described below:

(i)     a copy of the Hold LLC Agreement, in the form approved by Seller and Buyer during the Due Diligence Period, executed by Seller, and evidence that Buyer has made its initial capital contribution to Hold LLC pursuant to the terms of the Hold LLC Agreement; and

(ii)     a copy of the Assignment and Acceptance of Membership Interests executed by Hold LLC whereby Hold LLC accepts the assignment of the Membership Interests.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Each Person comprising Seller represents and warrants to Buyer on the date hereof that:

4.1     Organization and Good Standing. Acquired Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, having full power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets and perform its obligations under its contracts. Each of the Project Entities is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, having full power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets and perform its obligations under its contracts.

4.2     Authority and Binding Effect. Seller has the full power, authority and capacity to execute, deliver and perform this Agreement and all of the other agreements, documents, instruments and certificates executed and delivered in connection with the consummation of the transactions contemplated in this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents to which Seller is a party have been (or, in the case of the Transaction Documents to be delivered as of the Closing, will have been as of the Closing) duly executed and delivered by Seller and constitute (or, in the case of the Transaction Documents to be delivered as of the Closing, will constitute as of the Closing) the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.3     No Conflict.

(a)     None of the execution, delivery or performance by Seller of this Agreement or the Transaction Documents to which Seller is a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly:

(i)     to the best of Seller’s knowledge, contravene, conflict with or result (with or without notice or lapse of time) in the violation or breach of: (A) any of the provisions of the governing documents of the Acquired Company or any of the Project Entities; (B) any federal, state or local law, statute, ordinance, rule, treaty or decision or any judgment, order or decree of any court, arbitrator or any other Governmental Authority (“Law”) to which Seller, the Acquired Company or any of the Project Entities may reasonably be subject, in each case that would reasonably be expected to have a Material Adverse Effect; (C) any of the terms or requirements of, or give any third party the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any license, franchise, permit, easement, right, authorization, approval or certificate (“License”) to which Acquired Company or any of the Project Entities is subject (including in respect of the Project); or (D) any of the provisions of, or give any third party the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate any obligation under or cancel, terminate or modify, any written or oral contract, agreement or other obligation to which Acquired Company or any of the Project Entities is a party, under which Acquired Company or any of the Project Entities has any rights or by which Acquired Company or any of the Project Entities, or any of the Assets owned or used by Acquired Company or any of the Project Entities, including the Project, may be bound;

(ii)     result (with or without notice or lapse of time) in the imposition or creation of any Lien upon or with respect to any of the Membership Interests or Assets or properties of Acquired Company (including the Project Entities or the Projects);

(iii)     except as shall have already been obtained, require any authorization, consent, approval, exemption or other action by or notice or declaration (A) to, or filing with, any Governmental Authority or (B) under the provisions of (1) the governing documents of Acquired Company or any of the Project Entities or (2) any agreement, contract or instrument to which Acquired Company or any of the Project Entities or any of the Assets owned or used by Acquired Company or the Project Entities, including the Projects, is bound.

4.4     Capitalization; Subsidiaries. Seller owns, beneficially and of record, the Membership Interests. The Membership Interests represent all of the issued and outstanding ownership interests of the Acquired Company. All of the Membership Interests are validly issued, fully paid and nonassessable. The Membership Interests are owned and at Closing will be transferred to Hold LLC hereunder free and clear of all Liens so at Closing Buyer owns all issued and outstanding membership interest of the Acquired Company free and clear of all Liens. There are no issued and outstanding options, warrants, rights, securities, debt, derivative instruments, contracts, commitments, understandings or arrangements by which the Acquired Company is bound to issue any additional membership interests in the Acquired Company or options, warrants or other rights to purchase or otherwise acquire membership interests in the Acquired Company. Acquired Company owns, beneficially and of record, 100% of the membership interests in the Project Entities. All of the membership interests owned by Acquired Company in the Project Entities are validly issued, fully paid and nonassessable. Other than the Project Entities, the Acquired Company does not have any subsidiaries and does not own or control, directly or indirectly, any equity interest, ownership interest, joint venture interest, equity participation or other security or interest nor does it have any investment in any company or association.

4.5     Sole Business. The Acquired Company was formed for the sole purpose of owning, developing and constructing the Project Entities, and the Project Entities were formed for the sole purpose of owning, developing and constructing the Projects. The Acquired Company and the Project Entities have not conducted any other business or activity other than the development, construction and ownership of the Projects.

4.6     Ownership of Assets; Project. Acquired Company has good, valid, marketable and indefeasible title to all of its properties and Assets free and clear of all Liens, except those liens that will be satisfied as of the Closing Date. All of the Assets and properties of each of the Project Entities are in its possession and control. Each of the Project Entities has good, valid, marketable and indefeasible title to all of its properties and Assets free and clear of all Liens, except those liens that will be satisfied as of the Closing Date. All of the Assets and properties of each of the Project Entities are in its possession and control.

4.7     No Liabilities. Except under the financing with East West Bank, Acquired Company and the Project Entities have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise).

4.8     Taxes.

(a)     Acquired Company and each of the Project Entities has paid, or made provision for the payment of, all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) of any kind, and all assessments, tariffs, duties and fees and liability under the escheat or unclaimed property laws of any state (collectively, “Taxes”) that have become due on or prior to the Closing Date.

(b)     Neither Seller nor Acquired Company nor any of the Project Entities has received any written notice of any proposed Tax assessment nor is there any valid basis for the same. All Taxes that Acquired Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or other party.

(c)     There are no Liens for Taxes on any of the Assets or properties of Acquired Company or any of the Project Entities.

4.9     Employees; Benefit Plans; ERISA. Neither the Acquired Company nor any of the Project Entities currently have, nor has they ever had, any employees. Neither the Acquired Company nor any of the Project Entities nor any ERISA Affiliate of the Company has established or currently maintains an Employee Benefit Plan, nor has any such Employee Benefit Plan ever been maintained. The Acquired Company and the Project Entities do not currently have an obligation, contractual or otherwise, to contribute to any Employee Benefit Plan.

4.10     Compliance with Law.

(a)     Acquired Company and each of the Project Entities are, and at all times since their formation or the five years prior to the Closing Date (whichever is shorter) have been, in compliance with all Laws in all material respects that were or are necessary to the conduct of its business or ownership of its Assets, including the Projects. To the knowledge of Seller and Acquired Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Seller or Acquired Company or any of the Project Entities of, or a failure on the part of Seller or Acquired Company or any of the Project Entities to comply with, any Law applicable to it or the conduct of its business or ownership of its Assets, including the Projects in any material respect. Neither Seller nor Acquired Company has received, at any time since the shorter of the period since its formation or the 5 year period prior to the Closing Date, any written notice or other written communication from any governmental authority or any other party regarding, and none of Seller nor Acquired Company has any reason to believe that there exists, any actual, alleged, possible or potential violation of, or failure to comply with, any Law in any material respect.

(b)     Each of Seller, Acquired Company, and the Project Entities possess all Licenses required to conduct its business as of the date hereof. Acquired Company and each of the Project Entities is not in default, nor has Seller or Acquired Company or any of the Project Entities received any written notice of any claim of default, with respect to any such License. No loss or expiration of any such License is pending or, to the knowledge of Seller and Acquired Company, threatened or reasonably foreseeable (including as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof, which terms do not expire as a result of the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof and thereof.

4.11     Legal Proceedings. To the knowledge of Seller and Acquired Company: (i) no Proceeding has been threatened; and (ii) no event has occurred or circumstance exists that would reasonably be expected to serve as a valid basis for the commencement of any Proceeding described above that would have a Material Adverse Effect.

4.12     Contracts, Leases, Agreements and Other Commitments. All of the Acquired Company Agreements are in full force and effect and are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights. Each of Seller, Acquired Company and each of the Project Entities (as applicable) and, to the knowledge of Seller, Acquired Company and each of the Project Entities, all other parties to all of Acquired Company Agreements have performed all material obligations required to be performed to date under the Acquired Company Agreements and, to the knowledge of Seller and Acquired Company, no such other party is in default or in arrears under the terms thereof. No condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder by Seller, Acquired Company, or any of the Project Entities or, to the knowledge of Seller or Acquired Company, by any other party thereto. The execution and delivery by Seller of this Agreement, the consummation of the transactions provided for herein and therein and the fulfillment of the terms hereof and thereof do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under or conflict with, or cause any acceleration of, any obligation of Seller or Acquired Company or any of the Project Entities under any Acquired Company Agreement, in each case that would reasonably be expected to have a Material Adverse Effect.

4.13     Environmental Matters.

(a)     The following terms shall have the meanings set forth as follows:

(i)     “Environment” means soil, surface or subsurface land, strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, wastewater discharge stream, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

(ii)     “Environmental, Health and Safety Liabilities” means any loss, cost, expense, claim, demand, fine, penalty, judgment, surcharge, response cost, oversight cost, liability, obligation or other responsibility of whatever kind or otherwise, arising out of, required by or based upon Environmental Laws, or the Release or Threat of Release of Hazardous Materials into the Environment.

(iii)     “Environmental Law” means any provision of past or present international, national, federal, state, local or any other governmental law, directive, statute, ordinance, rule, regulation, code, standard or other legal requirement, or common law (including common law that may impose strict liability) or any judgment, order, writ, notice, decree, permit, license, authorization, approval, consent, injunction or agreement with any governmental authority, relating to any Environmental, Health or Safety Liabilities, Hazardous Materials, pollution, protection, preservation or restoration of the Environment, including any sewer discharge permits or ordinances.

(iv)     “Hazardous Materials” means any substance which presently are listed, defined, designated or classified as, or otherwise determined to be, hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component, and includes any hazardous substance, pollutant, contaminant, hazardous waste, infectious waste, radioactive materials, petroleum, including crude oil or any fraction thereof and asbestos fibers.

(v)     “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, disposing, dumping or emplacement into the Environment.

(vi)     “Threat of Release” means a substantial likelihood of a Release which might require action in order to prevent or mitigate damage to the Environment that might result from such Release.

(b)     To the actual knowledge of any of Seller:

(i)     neither Acquired Company nor any of the Project Entities nor any other party for whose conduct Acquired Company or any of the Project Entities is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to the Properties;

(ii)     except as disclosed in the Documents and Materials, there has been no Release or Threat of Release of any Hazardous Materials at or from the Properties;

(iii)     Neither Acquired Company nor any of the Project Entities has, either expressly or by operation of law, assumed, undertaken or otherwise become subject, any corrective, investigatory or remedial obligation, of any other party relating to any Environmental Law; and

4.14     No Brokers. None of Seller or Acquired Company or anyone acting on their behalf has, directly or indirectly, engaged the services of a broker or finder or other party who may be entitled to any brokerage fee or commission in connection with the transaction referenced herein.

4.15     Disclosure. No representation or warranty of Seller in this Agreement, or any other document delivered pursuant hereto, or any statement, document, certificate or exhibit furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

ARTICLE 5

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller that:

5.1     Organization and Good Standing. Buyer is a corporation duly authorized, validly existing, and in good standing under the laws of the State of California, having full power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets and perform its obligations under its Contracts.

5.2     Corporate Authority and Binding Effect. Buyer has the full power, authority and capacity to execute, deliver and perform this Agreement and all of the other Transaction Documents executed by Buyer and has taken all actions necessary to secure all approvals required in connection therewith. Each of this Agreement and the Transaction Documents executed and delivered by Buyer constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.3     No Conflict. None of the execution, delivery or performance by Buyer of this Agreement or the Transaction Documents to which Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly,:

(a)     contravene, conflict with or result (with or without notice or lapse of time) in violation or breach of (i) any of the provisions of the governing documents of Buyer; (ii) any Law or any judgment, order or decree of any court, arbitrator or any other governmental authority to which Buyer may be subject; or (iii) any of the provisions of, or give any third party the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate any obligation under or cancel, terminate or modify, any written or oral contract, agreement or other obligation to which Buyer is a party or under which Buyer has any rights, or by which Buyer, or any of the Assets owned or used by Buyer may be bound; or

(b)     require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority, under the provisions of the governing documents of Buyer or any agreement, contract or instrument to which Buyer is bound or affected.

5.4     Legal Proceedings. There is no Proceeding commenced against Buyer that would reasonably be expected to have the effect of challenging, preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement. To the knowledge of Buyer: (a) no such Proceeding has been threatened; and (b) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

5.5     No Brokers. Neither Buyer, nor anyone acting on Buyer’s behalf, has directly or indirectly engaged the services of a broker or finder or other person who may be entitled to any brokerage fee or commission in connection with the transaction referenced herein.

ARTICLE 6

INDEMNIFICATION

6.1     Survival; Right to Indemnification Not Affected by Knowledge. Subject to Section 6.4, all representations, warranties, covenants and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

6.2     Indemnification and Payments by Seller. Subject to Section 6.4, Seller will indemnify and hold harmless Buyer, Hold LLC, Acquired Company and their respective officers, directors, managers, employees, agents, representatives, owners and affiliates, excluding Seller (“Buyer Indemnified Persons”), for, and will pay to such Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) and diminution of value, whether or not involving a third party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)     any breach or inaccuracy of any representation or warranty made by Seller in this Agreement or any Transaction Document;

(b)     any breach or failure by Seller to perform or comply with any covenant or obligation of Seller in this Agreement or any Transaction Document; or

Except in the event of fraud, the indemnification obligations of Seller described in this Section 6.2 as limited by the other provisions of this Article 6 shall be the sole and exclusive remedy available to the Buyer Indemnified Parties for claims related to the subject matter of this Agreement.

6.3     Indemnification and Payment of Damages by Buyer. Subject to Section 4, Buyer will indemnify and hold harmless Seller and its officers, directors, managers, employees, agents, representatives, owners and affiliates (“Seller Indemnified Parties” and, together with the Buyer Indemnified Parties, the “Indemnified Parties”), and will pay to such Seller Indemnified Parties the amount of any Damages arising, directly or indirectly, from or in connection with:

(a)     any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement;

(b)     any breach or failure by Buyer to perform or comply with any covenant or obligation of Buyer in this Agreement; or

Except in the event of fraud, the indemnification obligations of Buyer described in this Section 6.3 as limited by the other provisions of this Article 6 shall be the sole and exclusive remedy available to the Seller Indemnified Parties for claims relating to the subject matter of this Agreement.

6.4     Time Limitations. Seller will have no liability with respect to any representation or warranty, unless on or before the first anniversary of the Closing a Buyer Indemnified Party notifies Seller or an Seller Indemnified Party notifies Buyer, as applicable, of a claim thereunder in accordance with this Article 6. If any breach or inaccuracy of a representation or warranty by Seller or Buyer constitutes fraud, the representation or warranty shall survive Closing and continue in full force and effect without any time limitation.

ARTICLE 7

MISCELLANEOUS

7.1     Survival of Closing. To the extent not otherwise provided herein, any actions of the Parties required hereunder that are to occur subsequent to the Closing and any provisions of this Agreement which are to be performed subsequent to Closing shall survive the Closing.

7.2     Expenses. Except as otherwise expressly provided, (a) each party will pay its own legal, accounting and other expenses incurred in connection with this Agreement and the transactions contemplated herein and (b) Seller shall bear all expenses of the Acquired Company incurred on or prior to Closing in connection with the same.

7.3     Credits and Prorations.

(a)     At the Closing, the following shall be apportioned with respect to the Project as of 12:01 a.m., on the Closing Date:

(i)     operating expenses or other operating items pertaining to the Project; including, without limitation, insurance, with Buyer being responsible only for such expenses and items accruing on or after the Closing Date.

(ii)     real and personal property taxes and assessments levied against the Project, with Seller to be responsible for all such taxes accruing for periods prior to the Closing Date and with Buyer or Acquired Company being responsible for all such taxes accruing for periods on or subsequent to the Closing Date;

(b)     In the event that a post-closing true-up is necessary, Buyer shall work diligently with Seller to finalize the prorations as soon as possible, but in no event later than forty-five (45) days after the close of the calendar year. Seller and Buyer agree pay any amounts owing under this Section 8.3 promptly after receiving notification from the other party of any such amounts owed.

(c)     The provisions of this Section 8.3 shall survive Closing.

7.4     Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given: (a) on the 2nd business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (b) upon delivery, if sent by hand delivery; (c) upon delivery, if sent by prepaid courier, with a record of receipt; or (d) the next day after the date of dispatch, if sent by cable, telegram, facsimile, telecopy or any other form of electronic transmission, including electronic mail, (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), in each case to the appropriate addresses, telecopier numbers and e-mail addresses set forth below (or to such other addresses, telecopier numbers or e-mail address as a party may designate by notice to the other parties):

If to Seller:

William Hedden

_______________________

_________________________

Telephone: ___________________

Facsimile: ____________________

Steven Kay

_______________________

_________________________

Telephone: ___________________

Facsimile: ____________________

Stephen C. Kircher

_______________________

_________________________

Telephone: ___________________

Facsimile: ____________________

If to Buyer:

Solar Power, Inc.

201 California Street, Suite 1250

San Francisco, CA 94111

Attn: Henry Ka

Telephone:

Fascimile:

7.5     Further Assurances. The parties agree to: (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

7.6     Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law no: (a) claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

7.7     Entire Agreement and Modification. This Agreement, together with the other Transaction Documents, supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

7.8     Assignments, Successors, and No Third-Party Rights. No party hereto may assign any of its rights under this Agreement without the prior consent of the other party, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to Hold LLC. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any party other than the parties to this Agreement and the Indemnified Persons any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Nothing in this Agreement express or implied shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Indemnified Persons and their successors and permitted assigns

7.9     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid or unenforceable under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity or unenforceability, without invalidating the remainder of this Agreement, and shall be reformed and enforced to the maximum extent permitted under applicable Law.

7.10     Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” does not limit the preceding words or terms. The singular includes the plural and vice versa. The use of the words “or”, “either”, and “any” shall not be exclusive. The words such as “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The term “knowledge” when used in Article 4 means: (a) the actual knowledge or awareness of all officers, managers and employees of Seller and each Acquired Company; and (b) the knowledge or awareness a prudent business person would have obtained in the conduct of such person’s business after making reasonably diligent inquiry into the particular matter in question. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

7.11     Governing Law. This Agreement will be governed by the Laws of the State of California without regard to conflicts of law principles.

7.12     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

7.13     Representation by Counsel; Interpretation. The parties hereto each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

7.14     Mediation. Except as otherwise expressly set forth in this Agreement, any and all dispute(s) arising out of or relating to this Agreement may, upon the agreement of the Parties, first be submitted to confidential mediation in San Francisco, California pursuant to the administration by, and in accordance with the Mediation Rules of JAMS or, in its absence, the American Arbitration Association then in effect. If settlement of the dispute(s) is not reached within sixty (60) days after commencement of the mediation, either Party may initiate an action as set forth in Section 7.15 below.

7.15     CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN SAN FRANCSICO, CALIFORNIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT. THE PARTIES HEREBY WAIVE AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS AGREEMENT.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER

/s/ WILLIAM HEDDEN

WILLIAM HEDDEN, as Trustee of the

William H. Hedden and Sandra L. Hedden

Trust

/s/ STEVEN KAY

STEVEN KAY

/s/ STEPHEN C. KIRCHER

STEPHEN C. KIRCHER, as Trustee of the

Kircher Family Irrevocable Trust dated

December 29, 2004

BUYER: SOLAR POWER, INC., a California corporation By: /s/ Henry Ka Name: Henry Ka Title: SVP Corporate Development

Membership Interest Purchase Agreement

Exhibit A

Form of Assignment and Acceptance of Membership Interests

[see next page]

ASSIGNMENT AND ACCEPTANCE OF MEMBERSHIP INTERESTS

This Assignment and Acceptance of Membership Interests (this “Assignment”) is executed and delivered as of March 31, 2015, by WILLIAM HEDDEN, as Trustee of the William H. Hedden and Sandra L. Hedden Trust, STEPHEN C. KIRCHER, as Trustee of the Kircher Family Irrevocable Trust dated December 29, 2004, and STEVEN KAY (“Assignor”) and Solar Power, Inc.(“Assignee”).

WHEREAS, Assignor owns 100% of the membership interests in HEK Partners, LLC, a California limited liability company (the “Acquired Company”); and

WHEREAS, subject to the terms and conditions of that certain Membership Interest Purchase Agreement, dated March 31, 2015 (“Purchase Agreement”), between Assignor and Solar Power, Inc., Assignor desires to transfer to Assignee, and Assignee desires to acquire from Assignor, 100% of the membership interest in Acquired Company (“Membership Interests”).

NOW, THEREFORE, in consideration of the premises and in conjunction with and in furtherance of making such transfer and subject to the terms and conditions of the Purchase Agreement, Assignor does, by these presents, irrevocably and validly sell, transfer, grant, bargain, convey and deliver unto Assignee, its successors and assigns, all right, title and interest in and to the Membership Interests.

Assignee does hereby accept the assignment by Assignor of the Membership Interests and agrees to become an assignee and a member of the Acquired Company in respect of the Transferred Interest, effective as of the Effective Date.

Assignor shall execute and deliver or cause to be executed and delivered from time to time such instruments, documents, agreements, consents and assurances and take such other actions as Assignee may reasonably require to more effectively convey, transfer to and vest in Assignee, its successors and assigns and to put Assignee, its successors and assigns in possession of the Membership Interests.

Assignor shall hereby cease to be a member in the Acquired Company, and shall have no further right to any allocations, payments or distributions from the Acquired Company with respect to the Membership Interests or otherwise and shall have no further liability, obligation or responsibility whatsoever to the Acquired Company arising under the operating agreement governing the Acquired Company.

In the event that any provision of this Assignment shall be construed to conflict with a provision of the Purchase Agreement, the provision of the Purchase Agreement shall be deemed controlling.

This assignment shall be governed by and construed in accordance with the laws of the State of California.

This assignment shall be binding upon, inure to the benefit of and be enforceable by Assignee, its successors and assigns.

(Signature Page Follows)

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance of Membership Interests the day and year first above written.

ASSIGNOR:	ASSIGNEE:

/s/ WILLIAM HEDDEN

WILLIAM HEDDEN, as Trustee of the

William H. Hedden and Sandra L. Hedden

Trust

/s/ STEVEN KAY

STEVEN KAY

/s/ STEPHEN C. KIRCHER

STEPHEN C. KIRCHER, as Trustee of the

Kircher Family Irrevocable Trust dated

December 29, 2004

[HOLD LLC], a Delaware limited liability company By: Solar Power, Inc. Its: Manager By: /s/ Henry Ka Name: Henry Ka Title:SVP Corporate Development